EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2013 Second Quarter Results

STAMFORD, Conn., May 8, 2013 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider specializing in heating oil, today announced financial results for its fiscal 2013 second quarter and the six-month period ended March 31, 2013.

Three Months Ended March 31, 2013 Compared to Three Months Ended March 31, 2012

For the fiscal 2013 second quarter Star reported a 24.7 percent increase in total revenue to $785.1 million, compared with $629.6 million in the prior-year period, driven largely by a 26.0 percent increase in total volume.

Home heating oil and propane volume for the fiscal 2013 second quarter increased by 33.9 million gallons versus the fiscal 2012 second quarter, to 164.4 million gallons, as the impact of colder temperatures and the additional volume provided by acquisitions more than offset the impact of net customer attrition, conservation and other factors. Temperatures in Star's geographic areas of operation for the fiscal 2013 second quarter were 25.6 percent colder than the fiscal 2012 second quarter and 1.8 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

During the fiscal 2013 second quarter, net income increased by $1.2 million to $41.7 million, as the impact of colder temperatures on operating results was partially offset by an unfavorable change in the fair value of derivative instruments of $13.5 million. In addition, during the three months ended March 31, 2012 net income was positively impacted by the recording of a $12.5 million benefit under Star's weather hedge contract. During the three months ended March 31, 2013 the Partnership did not record a similar benefit under its weather hedge contract.

Adjusted EBITDA increased by $14.2 million to $73.9 million during the fiscal 2013 second quarter as the impact of colder temperatures and an increase in Adjusted EBITDA provided by acquisitions more than offset the impact of net customer attrition. As discussed above, Adjusted EDITDA for the three months ended March 31, 2012 included a $12.5 million benefit recorded under the Partnership's weather hedge contract.

"Star's fiscal second quarter, from a weather standpoint, played out much like the first – with temperatures much colder than 2012 but somewhat warmer than normal," said Dan Donovan, Star Gas Partners' Chief Executive Officer. "The quarter was not without its difficulties, particularly the major snow storm in February, but, as always, we focused on managing customer retention even as oil prices remained high. At the same time, while we did not close on any acquisitions, we were able to continue repurchasing units and recently raised our quarterly distribution to $0.0825 per unit – both moves designed to enhance unitholder value. With winter now behind us, we remain committed to seeking attractive acquisitions and growing our propane business organically in the quarters to come."

Six Months Ended March 31, 2013 Compared to Six Months Ended March 31, 2012

For the six months ended March 31, 2013 Star reported a 19.3 percent increase in total revenue to $1.3 billion, versus $1.1 billion in the prior-year period, driven by an 18.4 percent increase in total volume of 45.7 million gallons.

Home heating oil and propane volume for the first half of fiscal 2013 increased by 39.9 million gallons, to 261.5 million gallons, as colder temperatures and the additional volume provided by acquisitions more than offset the negative impact of net customer attrition, conservation and other factors. Temperatures in Star's geographic areas of operation for the first half of fiscal 2013 were 21.6 percent colder than the prior-year's comparable period and 4.1 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income increased by $8.0 million to $51.4 million as the impact of colder weather on operating results was partially offset by the impact of an unfavorable non-cash change in the fair value of derivative instruments of $14.4 million. In addition, net income for the six months ended March 31, 2012 was positively impacted by a $12.5 million benefit recorded under Star's weather hedge contract, and the period-to-period comparison was favorably impacted by a decline in the effective tax rate.

Adjusted EBITDA increased by $24.7 million, or 31.2 percent, to $103.7 million as the impact of 21.6 percent colder temperatures, acquisitions, and the favorable impact of the storm "Sandy" on motor fuel sales and service and installation revenue more than offset the volume decline in the base business attributable to net customer attrition, conservation and other factors such as the impact of Sandy on home heating oil and propane volume. Deliveries of home heating oil and propane were less than expected for certain customers who were without power for several weeks subsequent to Sandy, and Star's operating costs also increased due to this storm. In addition, during the six months ended March 31, 2012 the Partnership recorded a $12.5 million benefit under its weather hedge contract due to the abnormally warm weather in fiscal 2012. During the six months ended March 31, 2013 the Partnership did not record a similar benefit under its weather hedge contract.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;

  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;

  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;

  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure; and

  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies and each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, should not be considered in isolation and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast tomorrow, May 9, 2013, at 11:00 a.m. Eastern Time. The conference call dial-in number is 888-335-0893 or 970-315-0470 (for international callers). A webcast is also available at www.star-gas.com/events.cfm and at www.vcall.com

About Star Gas Partners, L.P.

Star Gas Partners, L.P. is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and Mid-Atlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward-Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2012 and under the heading "Risk Factors" in our Quarterly Report on Form 10-Q (the "Form 10-Q") for the fiscal Quarter ended March 31, 2013. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q and Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2013	September 30, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 10,568	$ 108,091
Receivables, net of allowance of $10,820 and $6,886, respectively	290,634	88,267
Inventories	41,716	47,465
Fair asset value of derivative instruments	532	5,004
Current deferred tax assets, net	12,095	25,844
Prepaid expenses and other current assets	24,885	26,848
Total current assets	380,430	301,519

Property and equipment, net	50,608	52,608
Goodwill	201,103	201,103
Intangibles, net	70,156	74,712
Deferred charges and other assets, net	8,489	9,405
Total assets	$ 710,786	$ 639,347

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$ 26,467	$ 22,583
Revolving credit facility borrowings	61,048	--
Fair liability value of derivative instruments	2,599	453
Accrued expenses and other current liabilities	110,319	78,518
Unearned service contract revenue	45,662	40,799
Customer credit balances	23,587	85,976
Total current liabilities	269,682	228,329

Long-term debt	124,408	124,357
Long-term deferred tax liabilities, net	3,880	8,436
Other long-term liabilities	15,527	18,080

Partners' capital
Common unitholders	323,010	286,819
General partner	264	97
Accumulated other comprehensive loss, net of taxes	(25,985)	(26,771)
Total partners' capital	297,289	260,145
Total liabilities and partners' capital	$ 710,786	$ 639,347

(tables follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2013	2012	2013	2012

Sales:
Product	$ 732,949	$ 584,208	$ 1,187,419	$ 990,877
Installations and service	52,190	45,384	114,245	100,189
Total sales	785,139	629,592	1,301,664	1,091,066
Cost and expenses:
Cost of product	571,790	459,224	928,403	775,897
Cost of installations and service	51,338	44,374	108,559	96,725
(Increase) decrease in the fair value of derivative instruments	(3,447)	(16,981)	4,518	(9,863)
Delivery and branch expenses	83,322	61,713	151,709	129,470
Depreciation and amortization expenses	4,321	3,829	8,679	7,458
General and administrative expenses	4,761	4,554	9,252	9,919
Operating income	73,054	72,879	90,544	81,460
Interest expense	(4,024)	(3,829)	(7,451)	(7,281)
Interest income	2,184	1,208	3,282	1,936
Amortization of debt issuance costs	(418)	(385)	(910)	(659)
Income before income taxes	70,796	69,873	85,465	75,456
Income tax expense	29,117	29,391	34,034	32,043
Net income	$ 41,679	$ 40,482	$ 51,431	$ 43,413
General Partner's interest in net income	225	213	278	228
Limited Partners' interest in net income	$ 41,454	$ 40,269	$ 51,153	$ 43,185

Per unit data (Basic and Diluted):
Net income available to limited partners	$ 0.69	$ 0.66	$ 0.85	$ 0.69
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	0.11	0.11	0.13	0.10
Limited Partner's interest in net income under FASB ASC 260-10-45-60	$ 0.58	$ 0.55	$ 0.72	$ 0.59

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	59,837	61,474	60,192	62,839

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2013	2012

Net income	$ 41,679	$ 40,482
Plus:
Income tax expense	29,117	29,391
Amortization of debt issuance cost	418	385
Interest expense, net	1,840	2,621
Depreciation and amortization	4,321	3,829
EBITDA	77,375	76,708

(Increase) / decrease in the fair value of derivative instruments	(3,447)	(16,981)
Adjusted EBITDA	73,928	59,727

Add / (subtract)
Income tax expense	(29,117)	(29,391)
Interest expense, net	(1,840)	(2,621)
Provision for losses on accounts receivable	4,440	4,799
Increase in accounts receivables	(102,170)	(32,043)
Decrease in inventories	41,432	54,998
Decrease in customer credit balances	(39,786)	(30,986)
Change in deferred taxes	7,787	21,776
Increase in weather hedge contract receivable	--	(12,500)
Change in other operating assets and liabilities	24,539	5,246
Net cash provided by (used in) operating activities	$ (20,787)	$ 39,005

Net cash used in investing activities	$ (1,261)	$ (1,646)

Net cash provided by (used in) financing activities	$ 18,300	$ (26,226)

Home heating oil and propane gallons sold	164,400	130,500

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2013	2012

Net income	$ 51,431	$ 43,413
Plus:
Income tax expense	34,034	32,043
Amortization of debt issuance cost	910	659
Interest expense, net	4,169	5,345
Depreciation and amortization	8,679	7,458
EBITDA	99,223	88,918

(Increase) / decrease in the fair value of derivative instruments	4,518	(9,863)
Adjusted EBITDA	103,741	79,055

Add / (subtract)
Income tax expense	(34,034)	(32,043)
Interest expense, net	(4,169)	(5,345)
Provision for losses on accounts receivable	6,203	6,249
Increase in accounts receivables	(208,565)	(111,154)
Decrease in inventories	5,749	36,115
Decrease in customer credit balances	(62,389)	(36,302)
Change in deferred taxes	8,651	22,930
Increase in weather hedge contract receivable	--	(12,500)
Change in other operating assets and liabilities	43,444	17,235
Net cash used in operating activities	$ (141,369)	$ (35,760)

Net cash used in investing activities	$ (2,093)	$ (28,544)

Net cash provided by financing activities	$ 45,939	$ 2,568

Home heating oil and propane gallons sold	261,500	221,600
CONTACT: Star Gas Partners
         Investor Relations
         203/328-7310

         Chris Witty
         Darrow Associates
         646/438-9385 or
         cwitty@darrowir.com